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                              [LETTERHEAD]

                                   August 5, 1999







DTI Investors LLC
65 East 55th Street
New York, New York  10022
Attention:  Vincent Mai

Dear Vincent:

     In order to facilitate the orderly sale of shares of common stock (the "Common Stock") of Dal-Tile International Inc. (the "Company"), the Company hereby agrees with DTI Investors LLC and its manager (individually or collectively, "DTI") that DTI shall have the right from time to time, subject to receipt of the approvals referred below, to request (each, a "Demand Registration") registration of the sale of shares of Common Stock owned by DTI, its members, affiliates of such members or family members or family trusts of such members (the "DTI Parties").

     The Company will not be obligated to effect (a) more than one Demand Registration in 1999, (b) any Demand Registration in which the estimated net proceeds are less than $20 million, and (c) any Demand Registration within six months after the effective date of any previously filed registration statement of the Company, and the Company shall have the right to postpone any requested registration for up to 90 days if it determines that such registration could reasonably be expected to have an adverse effect on any proposal or plan by the Company or its subsidiaries to engage in any acquisition, merger, disposition or other material corporate transaction (based on a good faith determination by the Board of Directors of the Company that, in light of such proposal or plan, such postponement is appropriate). The Company will also not be obligated to effect any Demand Registration prior to December 31, 2001 unless such Demand Registration is approved by the CEO of the Company, provided that if Jacques Sardas is not CEO at such time, such Demand Registration must be approved by a majority of those directors of the Company who are not officers, directors, employees or consultants of AEA Investors Inc. or members of DTI Investors LLC. Notwithstanding the immediately preceding sentence, but subject to the first sentence of this paragraph, the Company shall be obligated to effect a Demand Registration if notice of such Demand Registration is made after March 31, 2001 and the holders of at least 40% of the aggregate outstanding limited liability company units of DTI Investors LLC shall have requested that such Demand Registration be effected.

     Demand Registrations shall be underwritten offerings intended for broad public distribution, and not "shelf" registrations on a continuous basis.
DTI shall have the right to select the managing underwriters for any Demand Registration, who shall be of national prominence and reasonably acceptable to the Company. The Company will use all reasonable efforts to effect the registration and sale of any Common Stock subject to a Demand Registration as promptly as practicable. The Company shall enter into customary agreements (including any

                                                       7834 C. F. Hawn Freeway
                                                       Dallas, Texas 75217
                                                       214.398.1411
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DTI Investors LLC
August 5, 1999
Page 2


"lock-up" or indemnity agreements) and bear all expenses in connection with the registrations provided for herein, other than DTI's legal expenses, underwriting discounts and commissions and transfer taxes, if any. DTI agrees, in connection with any registered public offering in which the Company itself proposes to sell equity securities, or (to the extent the DTI parties are not participating in such offering) any registered public offering requested by Jacques Sardas as contemplated in the penultimate paragraph hereof, that it will enter into customary "lock up" agreements restricting its sale of shares of Common Stock for a period not to exceed 180 days following the effective date of such public offering, in each case to the extent required by the managing underwriter of such offering.

     The obligations of the Company contained herein are subject to (i) requirements of applicable law, (ii) restrictions that may be imposed, in good faith, by the Company's underwriters, and (iii) the DTI Parties cooperating and providing any needed consents, agreements (including any required "lock up" or customary indemnity agreements, to the extent such arrangements are requested of members of Company management or significant shareholders, generally) and information (provided that the DTI Parties (other than DTI) shall have no obligation to make representations to the underwriters with respect to the Company).

     Except as provided below, DTI's right to Demand Registrations provided for herein does not include the right to participate in registration statements filed by the Company for the sale of equity securities by the Company (a "Primary Offering"), but does include the right to participate in registration statements requested by Jacques Sardas pursuant to Section 9(b)(ii) of his employment agreement, dated July 17, 1998 (the "Employment Agreement"). Common Stock requested to be included in such registration by Mr. Sardas and DTI will be included pro rata on the basis of the number of shares held by the participants in the registration, subject to reduction, if necessary, based on the advice of the managing underwriter for the offering, provided however that Mr. Sardas shall not be obligated to reduce his participation in such registration below 2 million shares of Common Stock. DTI agrees that its registration rights hereunder (whether exercised by DTI on its own behalf or on behalf of the DTI Parties) are subject to the provisions of Section 9(b)(i) of the Employment Agreement. The parties further agree that references in the last sentence of Section 9(b)(i) of the Employment Agreement to "the number of shares of Common Stock held by the Executive" and the reference in the second sentence of this paragraph to "the number of shares held by the participants" shall include all shares subject to stock options and all shares issuable under stock appreciation rights held by the Executive. The Employment Agreement is deemed to be amended to the extent it is inconsistent with this paragraph.

     Notwithstanding the first sentence of the immediately preceding paragraph, from and after March 31, 2001, DTI and, pursuant to Section 9(b)(ii) of his Employment Agreement (as a result of DTI's participation therein), Mr. Sardas, shall have the right to participate in, and cause the Company to include in any registration statement for, a Primary Offering, shares of Common Stock requested by DTI and Mr. Sardas to be so included, subject to reduction, if necessary, based on the advice of the managing underwriter for such offering (it being understood that the Company shall have priority in the event of any such reduction, and with respect to any increase in the size of such offering). As between DTI and Mr. Sardas, participation will be pro rated as set forth in Section 9(b)(ii) of the Employment Agreement, provided that Mr. Sardas shall have priority as to 500,000 of his shares. The Company will give DTI prompt written notice of its intention to effect a Primary Offering.

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DTI Investors LLC
August 5, 1999
Page 3


     For the avoidance of doubt, it is agreed and acknowledged that DTI's right, on behalf of the DTI Parties, to request registrations and to participate in registrations made by the Company or others shall survive the termination or dissolution of DTI Investors LLC (at which point its manager shall continue to have such rights, to be exercised on behalf of the DTI Parties), and shall be subject to the provisions contained in the second paragraph of this Agreement.

     This Agreement shall be governed by the law of the state of Delaware, without regard to its rules of conflict of laws.

                                   Very truly yours,

                                   DAL-TILE INTERNATIONAL INC.


                                   By: /s/ Mark A. Solls
                                      ---------------------------------------
                                        Name: Mark A. Solls
                                        Title: Vice President/Secretary

Agreed and Accepted:

DTI INVESTORS LLC

By: AEA Investors Inc., its Manager

By:
   ------------------------------

Title:
      ---------------------------



/s/ Jacques R. Sardas
---------------------------------
Jacques R. Sardas







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